SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K /A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 21, 2002

                               SEREFEX CORPORATION

             (Exact Name of Registrant as Specified in its Charter)

            Delaware                      0-29747                 59-2412164
(State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                             645 Penobscot Building
                                   Suite 1300
                                Detroit, MI 48226
                    (Address of principal executive offices)


                                 (313) 237-8743
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant

         (a) Effective October 21, 2002, Clancy and Co., P.L.L.C resigned as the Registrant's auditors. Management is interviewing accounting firms to replace Clancy and Co.

         (b) In connection with its audits for the years ended December 31, 2000 and 2001, current management believe that prior management had no disagreements with Clancy and Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Clancy and Co., would have caused it to make reference to the subject matter of the disagreements in connection with its report. With regard to the Form 10QSB Reports for the six months ended June 30 2002, current management, having recently been installed, had no disagreements with Clancy and Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Clancy and Co., would have caused it to make reference to the subject matter of the disagreements in connection with its report. With regard to the period from June 30, 2002 to October 21, 2002, with the exception disclosed in (d) below, management had no disagreements with Clancy and Co. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope of procedures. However, if certain of the allegations made in the Company's legal action against the prior chief executive officer are confirmed, a restatement of prior financial statements may be necessary.

         (c) The report of Clancy and Co. on the financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or disclaimer of opinion. However, the accountant's report for such years contained the following qualification:

December 31, 2000 Report:

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant recurring net losses and has a negative working capital. The ability to meet its future financing requirements and the success of its future operations cannot be determined at this time. These factors raise substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

December 31, 2001 Report:

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant recurring net losses, current liabilities exceed current assets, and substantially all of its notes payable are technically in default. The ability to meet its future financing requirements and the success of its future operations cannot be determined at this time. These factors raise substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         (d) Attached hereto as Exhibit 16(a) is the letter of resignation of Clancy and Co., P.L.L.C. A new management team, including Mr. Brian Dunn as president and chief executive officer, was installed in June 2002. Subsequent thereto the Company filed a suit in the United States District Court, Eastern District of Michigan, Southern Division, against Thomas J. Conwell, former chief executive officer of the Company alleging (i) a systematic and fraudulent exclusion of investments and liabilities from the Company's financial statements, (ii) inflated earnings expectations, falsification of operations statistics and (iii) concealed certain self-dealing by the Conwell family. As a result, management is unable to provide Clancy and Co. with a signed and unaltered management representation letter for the quarter ended June 30, 2002.

         Because   of   the   above   referenced   litigation,   the   following
representations requested by Clancy and Co. cannot be acknowledged by management at this time:

         (i) There has been no:

                  (a) fraudulent financial reporting or misappropriation of assets involving management or employees who have significant roles in the internal control structure.

                  (b) fraudulent financial reporting or misappropriation of assets involving others that could have a material effect on the financial statements.

         (ii) There are no:

                  (a)      violations   or  possible   violations   of  laws  or
                           regulations whose effects should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

         (iii) The Company is not a party to any lawsuit, either as plaintiff or defendant, nor has it been during the year then ended, nor are we aware of any matters presently that may result in any legal action. We have not consulted with any other attorneys regarding any matters relating to possible claims or contingencies.

         (iv) No events have occurred subsequent to the balance sheet date and through the date of this letter that would require adjustment to or disclosure in, the financial statements for the years ended December 31, 2001 or the quarterly review for March 31, 2002.

         (e) The Registrant has requested that Clancy and Co. furnished it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and, if not, stating the respects in which it does not agree.

Item 7. Financial Statements, Pro-Forma Financial Information and Exhibits

         (c) Exhibits

         16(a) Letter of resignation  from certifying  accountant.
         16(b) Letter from certifying accountant in response to Item 4(e) above.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SEREFEX CORPORATION




                                        By: /s/ BRIAN S. DUNN
                                        -------------------------------------
                                        Brian S. Dunn
                                        President and Chief Executive Officer


Date:  November 7, 2002